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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement (No. 33-56195) on Form S-3 and (No. 33-68140), (No. 33-57621), (No.
33-57625), (No. 333-33913), (No. 333-72592) and (No. 333-100765) on Form S-8 of
Kirby Corporation of our report dated January 30, 2003, except as to notes 5 and 15, which are as of March 4, 2003, relating to the consolidated balance sheets of Kirby Corporation and consolidated subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-K of Kirby Corporation.

         Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002.


                                      /s/ KPMG LLP



Houston, Texas
March 5, 2003